Exhibit 99.5

PROGUARD ACQUISITION CORP.
PRO FORMA COMBINED FINANCIAL INFORMATION
(UNAUDITED)

PROGUARD ACQUISITION CORP.
Index to Unaudited Pro Forma Combined Financial Information

Pages

Unaudited Pro Forma Combined Balance Sheets	2

Unaudited Pro Forma Combined Statements of Operations	3

Notes to Unaudited Pro Forma Combined Financial Information	4

PROGUARD ACQUISITION CORP.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

	Proguard Acquisition Corp.	Random Source, Inc.

	March 31,	March 31,
	2012	2012		Pro Forma Adjustments			Pro Forma
	Historical	Historical		Dr.		Cr.	Balances
ASSETS	(see Note)	(see Note)					(Unaudited)

CURRENT ASSETS:
Cash	$5,638	$47,139	(a)	$403,750	(b)	$250,000	$206,527
Accounts receivable – net	-	463,653		-		-	463,653
Inventory	-	23,857		-		-	23,857
Other receivables	-	15,622		-		-	15,622
Due from related party	-	2,691		-		-	2,691
Prepaid expenses and other current assets	5,500	68,102		-		-	73,602

Total Current Assets	11,138	621,064		403,750		250,000	785,952

Other assets:
Property and equipment, net	-	27,406		-		-	27,406
Intangible asset, net	-	779,142		-		-	779,142
Deposits	-	129,550		-		-	129,550
Total other assets	-	936,098		-		-	936,098

Total Assets	$11,138	$1,557,162		$403,750		$250,000	$1,722,050

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,160	$503,779		$-		$-	$504,939
Accounts payable – related party	-	367,022		-		-	367,022
Loan payable	-	47,304		-		-	47,304
Notes payable – short term	-	55,681		-	(b)	54,000	109,681
Deferred discount – short term	-	100,000		-		-	100,000
Customer deposits	-	20,811		-		-	20,811
Due to related parties	-	25,000	(a)	25,000		-	-

Total Current Liabilities	1,160	1,119,597		25,000		54,000	1,149,757

LONG-TERM LIABILITIES:
Notes payable – long term	-	50,638		-		-	50,638
Deferred discount – long term	-	225,000		-		-	225,000

Total Liabilities	1,160	1,395,235		25,000		54,000	1,425,395

STOCKHOLDERS’ EQUITY :

Preferred stock $.0001 par value; 5,000,000 shares authorized;
none issued and outstanding	-	-		-		-	-
Common stock ($0.001 par value; 50,000,000 shares authorized;
3,300,000 shares issued and outstanding prior to merger;
$0.001 par value; 50,000,000 shares authorized;
131,639,517 issued and outstanding after the merger)	3,300	121,204	(b) (c)	129,690	(a) (c)	136,826	131,640
Additional paid-in capital	787,497	1,122,096	(b) (c)	1,092,119	(a)	428,914	1,246,388
Accumulated deficit	(780,819)	(1,081,373)		7,000	(c)	787,819	(1,081,373)

Total Stockholders’ Equity	9,978	161,927		1,228,809		1,353,559	296,655

Total Liabilities and Stockholders’ Equity	$11,138	$1,557,162		$1,253,809		$1,407,559	$1,722,050

See accompanying notes to unaudited pro forma combined financial statements.

PROGUARD ACQUISITION CORP.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS

	Proguard Acquisition Corp.	Random Source, Inc.

	For the Three Months	For the Three Months
	Ended March 31, 2012	Ended March 31, 2012	Pro Forma Adjustments		Pro Forma
	Historical	Historical	Dr	Cr.	Balances
	( see Note)	( see Note)			(Unaudited)

Net sales	$-	$4,019,915	$-	$-	$4,019,915

Cost of sales	-	3,512,350	-	-	-

Gross profit	-	507,565	-	-	507,565

Operating expenses:
Depreciation and amortization	-	86,501	-	-	86,501
Marketing, selling and advertising expenses	-	42,692	-	-	42,692
Compensation and related taxes	-	285,965	3,500	-	289,465
Professional and consulting fees	-	70,953	3,500	-	74,453
General and administrative expenses	9,213	129,249	-	-	138,462

Total operating expenses	9,213	615,360	7,000	-	631,573

Loss from operations	(9,213)	(107,795)	(7,000)	-	(124,008)

Other income	25,000	-	-	-	25,000

Income (loss) before income taxes	15,787	(107,795)	(7,000)	-	(99,008)

Provision for income taxes	-	-	-	-	-

Net income (loss)	$15,787	$(107,795)	$(7,000)	$-	$(99,008)

Net income (loss) per common share:
Basic and Diluted	$0.00				$(0.00)

Weighted average shares outstanding:
Basic and Diluted	3,300,000				131,639,517

See accompanying notes to unaudited pro forma combined financial statements.

PROGUARD ACQUISITION CORP.
Notes to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our merger with Random Source, Inc. (“Random Source”), a Florida corporation.

On May 7, 2012, Proguard Acquisition Corp. (the “Company”) closed the reverse merger and related transactions contemplated by the Agreement of Merger and Plan of Reorganization dated April 27, 2012 (the “Merger Agreement”) with Random Source, and Proguard Acquisition Subsidiary Corp., our newly-formed, wholly-owned Florida subsidiary (the “Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), the Acquisition Sub merged with and into Random Source, and Random Source, as the surviving corporation, became a wholly-owned subsidiary of our company.  In the Merger, in exchange for all of the issued and outstanding capital stock of Random Source we issued the holders of those shares 127,989,517 shares of our common stock, which, after giving effect to the stock repurchase described below, represented approximately 97.2% of our outstanding common stock, giving no effect to the shares of our common stock underlying the Exchange Warrants.

At closing, we also issued the Random Source shareholders who were also warrant holders common stock purchase warrants to purchase 15,075,571 shares of our common stock exercise prices ranging from $0.07 to $0.50 per share (the “Exchange Warrants”) in exchange for identical warrants to purchase Random Source common stock which were held by the warrant holders immediately prior to closing.  The expiration date of each Exchange Warrant is identical to the Random Source warrant for which it was exchanged. The exercise price of the Exchange Warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.  Warrants to purchase 678,571 shares of our common stock with an exercise price of $0.07 per share are exercisable on a cashless basis.  Warrants to purchase an additional 14,397,000 shares of our common stock with exercise prices ranging from $0.15 to $0.50 per share are callable by us, upon 30 days notice, at a call price of $0.001 per share if our stock is currently quoted for trading in the over the counter market, the closing price of our common stock equals or exceeds certain base thresholds for five consecutive trading days and there is an effective registration statement covering the resale of the shares of common stock underlying those Exchange Warrants.  This means that holders of these Exchange Warrants will have 30 days from the date the warrants are called to exercise the Exchange Warrants.  Any warrant which has been called but remains unexercised by the call date will automatically terminate and no longer entitle the holder to exercise such warrant or to receive any consideration therefore, other than the call price.

On May 7, 2012 Random Source also entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) with the then majority shareholders of our company pursuant to which Random Source purchased 1,700,000 shares of our common stock (the “Insiders’ Shares”) for $304,000.  The purchase price was paid by $250,000 at closing and delivery of a 90 day secured promissory note (the “Purchase Note”) in the principal amount of $54,000.  At closing Random Source also prepaid interest under the Purchase Note in the amount of $1,068.  In order to secure the timely payment of the Purchase Note, at closing we issued 2,000,000 shares of our common stock in the name of “Eugene M. Kennedy” (the “Escrow Shares”), which such shares will be held by him in escrow pursuant to the terms of the Escrow Agreement between the parties.  In the event the Purchase Note is paid on or before the maturity date, the certificate representing the Escrow Shares will be returned to Random Source for cancellation.  In the event, however, the Purchase Note is not paid on or before the maturity date, pursuant to the terms of the escrow agreement the Escrow Shares will be forfeited in full satisfaction of the Purchase Note.  Following the closing of the Stock Repurchase Agreement, the Insiders’ Shares were cancelled and returned to the status of authorized but unissued shares of our common stock.

The unaudited pro forma combined financial information assumes the Merger Agreement was consummated as of March 31, 2012. The financial statements of the Company included in the following unaudited pro forma combined financial information are derived from the unaudited financial statements of the Company for the period ended March 31, 2012 contained on Form 10-Q as filed with the Securities and Exchange Commission. The financial statements of Random Source, included in the following unaudited pro forma combined financial information are derived from the unaudited  financial statements for the period ended March 31, 2012 contained elsewhere in the Form 8-K. The unaudited pro forma combined balance sheet is prepared as though the transactions occurred at the close of business on March 31, 2012. The pro forma combined statement of operations gives effect to the transactions as though they occurred on January 1, 2012.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the Merger Agreement occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Exchange Transaction.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

Unaudited pro forma adjustments reflect the following transaction:

a)
Cash	403,750
Due to related party	25,000
Common stock, at par – Random Source		6,786
Additional paid in capital		421,964

Compensation expense	3,500
Consulting expense	3,500
Common stock, at par		50
Additional paid in capital		6,950

To reflect the sales of 6,785,714 shares of Random Source’s common stock at $0.07 per share in a private placement which resulted in gross proceeds of $475,000 between April 30, 2012 and May 4, 2012.  Random Source paid private placement commissions or finder’s fees in cash for $44,500 (net of $12,500 of creditable retainer fee – see Note 9) and 678,571 warrants to purchase Random Source’s common stock in connection with this transaction. Random Source also paid related private placement fees of $1,750. Random Source used the portion of the net proceeds to pay off a $25,000 loan to a related party. Additionally, the Company issued an aggregate of 50,000 shares to a former officer and a shareholder of the Company for services performed. The 50,000 shares were valued at the fair market value on the date of grant at approximately $0.14 per share or $7,000.

b)
Common stock, at par	1,700
Additional Paid-in Capital	302,300
Cash		250,000
Note payable		54,000
To reflect the cancellation of 1,700,000 shares of our common stock in connection with the Stock Repurchase Agreement with the then majority shareholders of our company pursuant to which Random Source purchased 1,700,000 shares of our common stock for $304,000. The purchase price was paid by $250,000 at closing and delivery of a 90 day secured promissory note in the principal amount of $54,000.

c)
Common stock, at par – Random Source	127,990
Additional paid in capital	787,819
Common stock, at par		127,990
Accumulated deficit		787,819
To recapitalize for the Merger Agreement (or Reverse Merger). In the Merger, in exchange for all of the issued and outstanding capital stock of Random Source, we issued the holders of those shares 127,989,517 shares of our common stock.

d)
Additional paid in capital	2,000
Common stock, at par		2,000
To reflect the issuance of 2,000,000 shares of Common Stock held in escrow pursuant to the Stock Repurchase Agreement.